UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________________________________

Date of Report (Date of earliest event reported):  May 13, 2008

AMERICAN BUSINESS HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-132429	80-0122921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.194,Guogeli Street, Harbin, Heilongjiang Province, China	150001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-86-451-87702255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

    On April 11, 2008, American Business Holdings, Inc. a Delaware corporation (“ABH” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Wealthlink Co., Ltd., a corporation organized under the laws of the Cayman Islands (“Wealthlink”) and the shareholders of Wealthlink (the “Wealthlink Shareholders").  We dismissed Gately & Associates, L.L.C. (“Gately & Associates”) as our independent accountants, effective as of May 14, 2008.  Gately & Associates had previously been engaged as the principal accountant to audit our financial statements.  The reason for the dismissal of Gately & Associates is that, following the consummation of the transactions set forth in the Agreement: (i) the Wealthlink Shareholders own a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by Wealthlink.  The independent registered public accountant of Wealthlink for US accounting purposes was the firm of Bagell, Josephs, Levine & Company, LLC (“BJL”).  We believe that it is in our best interest to have BJL continue to work with our business, and we therefore dismissed Gately & Associates and retained BJL as our new principal independent registered accounting firm.  BJL is located at 406 Lippincott Drive., Suite J, Marlton, NJ 08053.  The decision to change accountants was approved by our Board of Directors on May 13, 2008 and became effective as of May 14, 2008.

The reports of Gately & Associates on our financial statements as at and for the years ended December 31, 2006 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and during the period prior to the dismissal of Gately & Associates, there were no disagreements with Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gately & Associates, would have caused it to make reference to the matter in connection with its reports.

Other than in connection with the audit of our financial statements for Wealthlink in the ordinary course prior to the consummation of the share exchange pursuant to the Share Exchange Agreement, during the two most recent fiscal years and during the period prior to the dismissal of Gately & Associates, we did not consult BJL regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

We have provided Gately & Associates with a copy of the disclosures in this Item 4.01 and Gately & Associates has furnished us with a letter addressed to the Commission stating that it agrees with the statements we have made in this Item 4.01.   A copy of Gately & Associates' letter is attached to this Current Report on Form 8-K as Exhibit 16.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On May 13, 2008, our Board of Directors approved an amendment to our Bylaws to change in our fiscal year from a fiscal year ending on December 31 to a fiscal year ending on May 31.  We intend to file a report on Form 10-Q  for the transition period from December 31, 2007 to June 1, 2008. On May 13, 2008, our Board of Directors also approved an amendment to our Bylaws to permit shareholder action by the written consent signed by a majority of the shareholders. Prior to the amendment, any such written consent required the signature of all of our shareholders.

Item 8.01	Other Events

            On May 13, 2008, our Board of Directors voted to change the Company’s name to SOKO Fitness & Spa Group, Inc.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit	Description

16.1	Letter of Gately & Associates, LLC, dated May 30, 2008

16.2	Letter of Gately & Associates, LLC, dated June 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Business Holdings Inc..

Date: June 11 , 2008	By:	/s/ Tong Liu
Name: Tong Liu
Title: Chief Executive Officer